As filed with the Securities and Exchange Commission on August 1, 1997


                                        Registration No. 333-




SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

                         REGISTRATION STATEMENT

                                  UNDER

                       THE SECURITIES ACT OF 1933


                          McKESSON CORPORATION
         (Exact name of registrant as specified in its charter)


Delaware                                     94-3207296
(State or other jurisdiction of              (I.R.S. Employer
incorporation or organization)               Identification No.)


One Post Street
San Francisco, California                    94104
(Address of Principal Executive Offices)     (Zip Code)


            McKesson Corporation 1997 Non-Employee Directors'
                  Equity Compensation and Deferral Plan
                          (Full Title of Plan)


Nancy A. Miller                              Ivan D. Meyerson
Vice President and                           Vice President and
Corporate Secretary                          General Counsel
One Post Street                              One Post Street
San Francisco, CA 94104                      San Francisco, CA 94104
(Name and address of agents for service)

                             (415) 983-8300
     (Telephone number, including area code, of agents for service)



The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

                    CALCULATION OF REGISTRATION FEE


                          Proposed      Proposed
Title of                  Maximum       Maximum
Securities     Amount to  Offering      Aggregate      Amount of
to be          be Regis-  Price         Offering       Registra-
Registered     tered      Per Share(1)  Price(1)       tion Fee
----------------------------------------------------------------
Common Stock
par value $.01
per share      250,000   $84.75         $21,187,500    $6,420.45

Rights to
purchase
Preferred
Stock (2)      250,000   N/A            N/A            N/A

Total
Registration
Fee            N/A       N/A            N/A            $6,420.45


-------------

(1) In accordance with Rule 457, calculated on the basis of the average of the high and low prices of the Company's Common
     Stock as reported on the New York Stock Exchange on July 28,
     1997.

(2)  Associated with the Common Stock are Rights to purchase
     Series A Preferred Stock that will not be exercisable or evidenced separately from the Common Stock prior to the occurrence of certain events.

-----------

















                                PART I

      INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.   Plan Information.*

Item 2.   Registrant Information and Employee Plan Annual
          Information.*

*         Information required by Part I to be contained in the
Section 10(a) prospectus is omitted from this Registration
Statement in accordance with Rule 428 under the Securities Act of 1933 (the "Securities Act") and the Note to Part I of Form S-8.

                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Certain Documents by Reference.

     The following documents previously filed or to be filed by the Registrant with the Securities and Exchange Commission are hereby incorporated by reference in this Registration Statement:

     (a)  Annual Report on Form 10-K for the fiscal year ended
March 31, 1997.

     (b) Current Reports on Form 8-K dated November 22, 1996 (as amended by Amendment No. 1 on Form 8-K/A, filed on January 21, 1997 as further amended by Amendment No. 2 on form 8-K/A, filed on April 28, 1997), April 7, 1997, June 13, 1997 and June 24,
1997.

     (c) The description of Registrant's common stock contained in the Registrant's Registration Statement on Form 10 (File No. 1-13252) and the Rights Agreement dated as of September 14, 1994 between the Registrant and First Chicago Trust Company of New York, as Rights Agent, filed as Exhibit 4.1 to Amendment No. 3 to the Registrant's Registration Statement on Form 10.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents until a post-effective amendment of this Registration Statement is filed which indicates that all securities being offered hereby have been sold or which deregisters all securities then remaining unsold.



Item 4.   Description of Securities.

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.

          The legality of the securities offered hereby will be passed upon for the Registrant by Ivan D. Meyerson, Vice President and General Counsel of the Registrant. Mr. Meyerson owns 32,404 shares of the Registrant's common stock directly, 4,828 shares of the Registrant's common stock indirectly, and 151,316 options to acquire the Registrant's common stock.

Item 6.   Indemnification of Directors and Officers.

          Paragraph 7 of Article VI of the Registrant's Restated
Certificate of Incorporation provides as follows:

          "7. The Corporation shall indemnify (a) its directors to the fullest extent permitted by the laws of the State of Delaware now or hereafter in force, including the advancement of expenses under the procedures provided by such laws, (b) all of its officers to the same extent as it shall indemnify its directors, and
          (c) its officers who are not directors to such further extent as shall be authorized by the Board of Directors and be consistent with law. Subject only to any limitations prescribed by the laws of the State of Delaware now or hereafter in force, the foregoing shall not limit the authority of the Corporation to indemnify the directors, officers and other employees and agents of this Corporation consistent with law and shall not be deemed to be exclusive of any rights to which those indemnified may be entitled as a matter of law or under any resolution, By-Law provision, or agreements."

          Under Section 145 of the General Corporation Law of the State of Delaware, the state in which the Registrant is incorporated, a Delaware corporation has the power, under specified circumstances, to indemnify its directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party, or by or in the right of the corporation by reason of the fact that they were or are such directors, officers, employees or agents. In general, Section 145 provides that a corporation has the power to indemnify directors, officers, employees or agents where the individual acted in good faith and in a manner such individual reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such individual's conduct was unlawful. In circumstances where the individual shall have been adjudged to be liable for negligence or misconduct in the performance of such individual's duty to the corporation, indemnification will be allowed only to the extent that the court considering the action decides, in view of the circumstances, the individual is entitled to indemnity.

     The directors and officers of the Registrant and its subsidiaries are covered by policies of insurance under which they are insured, within limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, in which they are parties by reason of being or having been directors or officers; the Registrant is similarly insured, with respect to certain payments it might be required to make to its directors or officers under the applicable statutes and its charter provisions. In addition, pursuant to authority contained in Article VIII of the Registrant's Restated By-Laws ("Article VIII"), the Registrant has entered into indemnification agreements with its directors and officers. Those agreements, in effect, give each director and officer a contractual right to assert against the Registrant the indemnification rights provided to them in Article VIII upon the occurrence of an Indemnifiable Event (as defined in the agreements). The agreements further provide for the funding of a trust by the Registrant in certain specified circumstances in an amount sufficient to satisfy the indemnitee's expenses and liabilities relating to an Indemnifiable Event.

Item 7.  Exemption from Registration Claimed.

          Not Applicable

Item 8.  Exhibits.

          See Index to Exhibits.

Item 9.  Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

                 (i)  To include any prospectus required by
Section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fida offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on the 1st day of August 1997.

                                   McKESSON CORPORATION
                                   (Registrant)




                                   By:  Nancy A. Miller
                                   Vice President and Secretary




     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 1st day of August, 1997.


Signature                Title
---------                -----


*
-----------------
Mark A. Pulido           President,
                         Chief Executive Officer and Director
                         (Principal Executive Officer)


*
-----------------
Alan J. Seelenfreund     Chairman of the Board and Director



*
-----------------
Richard H. Hawkins       Vice President and
                         Chief Financial Officer
                         (Principal Financial Officer)


*
-----------------
Heidi E. Yodowitz        Controller
                         (Principal Accounting Officer)


*
-----------------
Mary G.F. Bitterman      Director



*
-----------------
Tully M. Friedman        Director


*
-----------------
David S. Pottruck        Director


*
----------------
John M. Pietruski        Director


*
----------------
Carl E. Reichardt        Director


*
----------------
Jane E. Shaw             Director


*
----------------
Robert H. Waterman, Jr.  Director



*By: Nancy A. Miller
     ---------------
     (Attorney-in-Fact)

                        INDEX TO EXHIBITS



Exhibit
 No.                Description
---------------------------------------------------------------

 4.1      Rights Agreement dated as of September 14,
          1994 between the Registrant and First
          Chicago Trust Company of New York, as
          Rights Agent, filed as Exhibit 4.1 to
          Amendment No. 3 to the Registrant's
          Registration Statement on Form 10
          and incorporated herein by reference.


 5.1 Opinion of Ivan D. Meyerson, Vice President and General Counsel of the Registrant regarding the legality of the securities being offered.


23.1 Consent of Ivan D. Meyerson, Vice President and General Counsel of the Registrant regarding the legality of the securities being offered. (Included in Exhibit 5.1)


23.2      Independent Auditors' Consent.


24.1 Powers of Attorney pursuant to which certain officers and directors of the Registrant signed this Registration Statement.

                                        EXHIBITS 5.1 and 23.1



                                   August 1, 1997



McKesson Corporation
McKesson Plaza
One Post Street
San Francisco, CA  94104



     I am General Counsel of McKesson Corporation, a Delaware corporation (the "Company"). In that capacity I have reviewed the Registration Statement on Form S-8 to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933 with respect to 250,000 shares of the Company's Common stock, par value $0.01 per share, issuable pursuant to the McKesson Corporation 1997 Non-Employee Directors' Equity Compensation and Deferral Plan (the "1997 Plan"). As General Counsel, I am familiar with the Company's Restated Certificate of Incorporation and its Restated By-Laws, as amended to date. I have also examined such other documents, corporate records and instruments as I have deemed necessary or appropriate for the purpose of this opinion.

     Based upon the foregoing, I am of the opinion that such shares of Common Stock of the Company, when issued in accordance with the 1997 Plan, will be legally issued, fully paid and nonassessable.

     I hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the
Registration Statement.

                                   Very truly yours,




                                   /s/Ivan D. Meyerson
                                   Ivan D. Meyerson
                                   Vice President and
                                   General Counsel





                                        EXHIBIT 23.2




                  INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of McKesson Corporation on Form S-8 of our reports dated May 16, 1997, incorporated by reference, and appearing in, the Annual Report on Form 10-K of McKesson Corporation for the year ended March 31, 1997.





/s/DELOITTE & TOUCHE LLP
San Francisco, California
August 1, 1997
                                        EXHIBIT 24.1



                           POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS:

          WHEREAS, McKesson Corporation, a Delaware Corporation (the "Company"), contemplates filing with the Securities and Exchange Commission at Washington, D.C., under the provisions of the Securities Act of 1933, as amended, and the regulations promulgated thereunder, a Registration Statement on Form S-8 (and amendments thereto, including post-effective amendments), with respect to shares of Common Stock, $0.01 par value, of the Company to be issued by the Company under the McKesson Corporation 1997 Non-Employee Directors' Equity Compensation and Deferral Plan; and

          WHEREAS, the undersigned is an officer or director, or both, of the Company.

           NOW, THEREFORE, the undersigned hereby constitutes and appoints Nancy A. Miller and Ivan D. Meyerson, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign the aforementioned Registration Statement and any and all amendments (including post-effective amendments) thereto and other documents in connection therewith, and to file the same with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do and cause to be done by virtue hereof.

          IN WITNESS WHEREOF, the undersigned has hereunto set his or her hand this 1st day of August, 1997.



/s/Mark A. Pulido



/s/Alan J. Seelenfreund






/s/Richard H. Hawkins



/s/Heidi S. Yodowitz



/s/Mary G.F. Bitterman



/s/Tully M. Friedman



/s/John M. Pietruski



/s/David S. Pottruck



/s/Carl E. Reichardt



/s/Jane E. Shaw



/s/Robert H. Waterman, Jr.